ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT is entered into on this 19th day of February, 1997, by and between VERMONT PURE SPRINGS, INC. (VPS) a Delaware corporation with its principal place of business in Randolph, Vermont ("BUYER") and GREATWATER REFRESHMENT SERVICES, INC. (GRS), a Delaware corporation with its principal place of business in 3545 John Glenn Boulevard, Syracuse, New York 13209 ("SELLER").
                                    RECITALS

         WHEREAS, VPS is a company engaged in the bottling and sale of natural spring water with its manufacturing facility and principal place of business in Randolph Center, VT and

         WHEREAS, GRS is a company, engaged in the sale and distribution of bottled water and coffee, and the rental of cooler/dispenser equipment for home and office customers with its principal place of business in Syracuse, NY, and

         WHEREAS, both Parties desire to enter into agreements by which VPS shall (i) purchase the business of GRS related to bottled water, certain coffee accounts, and the rental of cooler/dispenser equipment for home and office customers.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                                    I. ASSETS

         A. Asset Purchase and Sale. Seller and Buyer mutually agree for the Seller to sell, convey, transfer, assign and deliver to Buyer and Buyer to purchase substantially all of the property of Seller, wherever located, tangible and intangible, consisting of the following assets: vehicles, purchase orders, telephone numbers, customer lists, and goodwill. (The assets being purchased and sold hereunder are sometimes referred collectively as "Assets" and are identified in Exhibit "A"). Assets of Seller not on the list are being retained by Seller.

         B. Liabilities. Buyer agrees to assume only those certain operating labilities as set forth in Schedule "B".

         C. Bill of Sale. Title to the Assets will be conveyed to Buyer by Seller pursuant to a Bill of Sale, free and clear of all liens and encumbrances except purchase money financing liens as described in Paragraph II. The form of the Bill of Sale shall be approved by Buyer's counsel prior to the closing Date (as hereinafter defined).


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                               II. PURCHASE PRICE

Purchase Price $580,000, provided that:

                  (i) $15,000 cash deposit at the signing of this Asset Purchase Agreement, which deposit is refundable in the event that (a) this transaction does not close on or before March 10, 1997 or (b) due diligence reveals a material adverse variation in the projections, profit and loss, and cash flow, (material" is defined to mean an adverse variation of at least 5% in the 1996 EBITDA and Cash Flow) or if the conditions precedent hereinafter defined are not met prior to settlement; provided however, if the transaction does not close because Buyer does not obtain financing, after using best efforts to obtain financing, Buyer shall forfeit its $15,000 deposit. If the deposit is forfeited to the SELLER pursuant to the terms of this paragraph II(i) herein, then the remedies of the SELLER are limited to the forfeited monies and SELLER is entitled to no further payments hereunder or for the failure to close the transaction contemplated herein.

                  (ii) $305,000 of the Purchase Price to be paid in cash at closing.

                  (iii) the assumption of liabilities in the amount of $85,000 set forth in Exhibit "B";

                  (iv) the issuance of a Note by Buyer to Seller in the amount of $75,000 and restricted stock in the amount of $100,000. If the gross revenues of the Greatwater Refreshment Company Division of Buyer (to be defined as the business acquired by this Asset Purchase Agreement) for the time period March 10, 1997 through March 9, 1998 do not equal $700,000, then the Note for the restricted stock will be reduced or increased proportionately in an amount equal to the minus/plus difference between the gross revenues of the Greatwater Refreshment Company Division of Buyer for the time period March 10, 1997 through March 9, 1998 and $700,000. The restricted securities shall be held in escrow by Seller's attorney to facilitate the possible downward adjustment in the number of shares. The Note shall be payable one year after Closing, subject to the aforementioned adjustment and shall be in a form mutually agreeable by the parties hereto and shall be secured by UCC filings and a security agreement on the assets listed on attached Exhibit "C".

                    III. EXCLUDED SECURITIES AND LIABILITIES

         It is agreed and understood that this is a purchase and sale of assets (with limited assumption of certain operating liabilities). The securities of the Seller are expressly excluded from this transaction. All liabilities not enumerated in Schedule B, including without limitation, Utility, Taxing Authority and Employment Claims are expressly excluded.

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                IV. CONDUCT OF BUSINESS AND CONDITION OF PREMISES
                               PENDING SETTLEMENT

Prior to the Settlement:

         A. The business of Seller will be conducted only in the ordinary course, in accordance with all laws and regulations of the township, state, and federal governments, and Seller shall not violate the terms of any existing leases or contracts.

         B. Seller will continue to operate the business in the manner heretofore operated by Seller. Until Settlement date, a representative of the Buyer shall have the right, during normal business hours, to visit the Seller's place of business to examine Seller's books and records and to observe the operation of the business.

         C. Seller will keep all of the assets and the Premises fully insured against any loss, either by fire, other casualty or theft.

         D. GRS will use their best efforts to preserve GRS's organization. to keep available the services of employees, and to preserve friendly relations with its customers and trade creditor. Company shall make no representation or promises with employees about future employment but Buyer will consider existing employees for resumption of duties as appropriate.

         E. In the event that prior to the date of Closing, the Assets shall be totally or substantially lost or damages by fire or any other casualty, the Buyer shall have the option to terminate this agreement or waive the diminution in value and close under this Agreement buying the Assets "as is", in which latter event it shall be entitled to treat the proceeds of any insurance paid to Seller by reason of such loss or damage (excepting insurance for lost profits, if any), as a payment on the purchase price or the Buyer shall have the right to all insurance proceeds to apply the funds to repair and/or to reconstruct the Assets.

                                  V. SETTLEMENT

         A. ("Settlement") shall take place on or before March 10, 1997 and on the date and time set forth by written notice from the Buyer to the Seller at least ten (10) days in advance thereto.

         B. Settlement shall be held in Syracuse, NY or such other local place as Seller and Buyer shall agree.

         C.       Time shall be of the essence of this Agreement.

         D.       Any closing adjustments shall be apportioned pro rata as

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of the date of Settlement.

                               VI. BULK SALES ACT.

         A. Buyer and Seller waive compliance with the applicable Bulk Sales Act. Seller and its majority shareholder shall indemnify and hold Buyer harmless for any loss to Buyer arising out of such non-compliance . Mr. David Palmer will sign and deliver, at c losing, an indemnification agreement in accordance with this Paragraph.

                            VII. SELLER'S WARRANTIES.

         A. The Seller represents and warrants to Buyer that as of the date of this Agreement and as of the date of the Settlement, that:

                  (i) The Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware with the corporate power to own its assets and carry on its business as is now being conducted.

                  (ii) Seller has good and marketable title and the right of sole possession and control of all the assets being sold pursuant to this Agreement, and that such assets at the time of Settlement will not be subject to any mortgages, pledges, liens, encumbrances, security interest, or charges, except as described in Paragraph II (iv).

         B. The Seller represents that to the best of the Seller's knowledge, information and belief:

                  (i) The Seller is in compliance with all applicable laws, ordinances, rules, regulations, and requirements of all governmental authorities having jurisdiction thereof, and that Seller has complied with all laws, municipal ordinances, and regulations of all governmental authorities having jurisdiction thereof, and that Seller has complied with all laws, municipal ordinances, and regulations applicable to Seller and in the ownership of the assets and the business hereunder.

                  (ii) There are no actions, suits, or proceedings pending or threatened against Sellers, either at law or in equity, brought by any federal, state, or municipal or other governmental agency, department, board, bureau, or other instrumentality.


                  (iii) All federal, state, and local tax returns required to be filed have been filed, all deficiencies proposed have either been paid or settled or are included in an account for accrued taxes; all withholding, unemployment, social security, excise interest have been paid or will be paid by Seller after

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Settlement from funds set aside at Settlement.

                  (iv) All financial information provided to the Buyer is accurate and in accordance with the books and records of the Company, and fairly represents the financial condition, assets and liabilities of the Company.

                  (v) Neither Seller nor any direct or indirect shareholder thereof has made any agreement or taken any action which might cause anyone to become entitled to a broker's fee or commission.

         C. If Seller obtains any knowledge or information between the date hereof and Settlement, making or indicating that any of the aforesaid warranties or representations are no longer true, or indication that any of the representations and conditions set forth in this Section VII hereof are not true and cannot be made true by the Seller by the time of Settlement, or will no longer be true as of the date of Settlement, Seller will promptly notify Buyer of such change in circumstances.

                           VIII. CONDITIONS PRECEDENT

All obligations of the Buyer under this Agreement are subject to fulfillment, prior to or at Settlement, of each of the following conditions:

         A. Due Diligence. Buyer has been afforded the opportunity to conduct due diligence on the business and operations of the Seller and is satisfied, in its reasonable discretion, that the business is as represented to VPS prior to entering into this Asset Purchase Agreement.

         B. Representation and Warranties. The representations and warranties of Seller contained in this Agreement being true at the time of Settlement as though such representations and warranties were made at such time.

         C. Compliance with Agreement. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by prior to or at closing.

         D. Opinion of counsel. Seller shall have delivered to Buyer, in form and content satisfactory to Buyer's counsel, an opinion of its counsel issued to Buyer to the effect that:

                  (i) Seller has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii)     This transaction and its terms do not violate any

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provisions of Seller's Articles of Incorporation or Bylaws;

                  (iii) Seller has taken all shareholder, director and other actions necessary to authorize the transactions contemplated by the parties hereto;

                  (iv) Seller has the authority to carry on the business presently being conducted by Company;

                  (v) Seller has full power and authority to sell, assign and transfer the Assets sold pursuant to this Agreement.

         E.       Documentation.                 Negotiation and preparation of
definitive documents, including all collateral documents, governing the transactions contemplated herein under terms and conditions acceptable to Buyer's and Seller's counsel.

         F.       Financing.           Buyer obtains financing for the purchase
of assets herein described on terms acceptable to the Buyer.

         G.       Seller's Shareholder Approval.              Seller shall have
obtained the necessary Shareholder approval for this transaction.

         H.       Non-Compete Agreement.            Buyer and David Palmer shal
execute and deliver at Closing the Non-Compete Agreement attached as Exhibit "D".

                  IX. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         A. Seller and its directors, shall not, during the term of this Agreement or at any time for a period of two years following closing, unless authorized to do so in writing by the Buyer, directly or indirectly disclose or permit to be known to, or used for the benefit of, any person, corporation or other entity (outside of the employ of the Company), or itself, any confidential information. For the purposes of this Section IX, the term confidential information shall include, but not be limited to, confidential or proprietary knowledge or information with respect to the conduct or details of the Seller's business including, but not limited to, lists of customers of the Buyer's business, pricing strategies, or marketing methods. Confidential information does not include matters which are generally known outside of the Buyer, public knowledge or in the public domain.

         B. All confidential information described in Section IX (A) shall be the exclusive property of the Buyer, and Seller shall use its best efforts to prevent any publication or disclosure thereof.

         C. The provisions of this Section IX shall survive the closing and shall continue for a period of two years.



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                             X.RESTRICTIVE COVENANT

                  In order to protect the Buyer in its full beneficial use and enjoyment of the goodwill, assets, business relationships, marketing techniques and other know-how acquired as a result of this Agreement, for a period of two
(2) years after the closing of this Agreement, Seller, including its officers and directors will not, within the United States of America, directly or indirectly compete with the Buyer in the home/office distribution of distilled water, spring or carbonated water, or coffee/tea products and will not either
(i) solicit any persons or entities known to be customers of the Buyer to purchase any of the aforementioned products; or (ii) solicit or induce any employee of the Buyer to leave such employment to take a position with Seller or with any company for which any officer or director then works. During the aforesaid period, Seller shall not make any statements or commit any acts (including contacting any of the Buyer's customers that would in any way be tortiously injurious or detrimental to the Company's image, business or customer relations. The provisions of this Section X shall survive the termination, for any reason, of this Agreement and shall continue for the two year period contemplated by this Section X.

                                XI. GOVERNING LAW

                  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

                              XII. TERMS SEVERABLE

                  In the event that any term or provision hereof or the application thereof to persons or circumstances shall to any extent be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby and each term or provision hereof shall be valid and enforced to the fullest extent permitted by law.

                             XIII. SURVIVAL OF TERMS

                  The terms of this Agreement, including but not limited to the warranties, representations and covenants made by the parties hereto, shall survive for a period of one (1) year from the Closing Date and the Seller shall remain liable for any deficiency arising from any breach of the same.

                               XIV. FORCE MAJEURE

                  The failure of or delay in compliance with any of the terms and conditions of this Agreement by either party shall be excused if said failure or delay is due to an Act of God, fire, flood, strike, labor dispute, accident, act of government or any similar cause beyond the reasonable control of said party.

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                              XV. ENTIRE AGREEMENT

                  This  Agreement,   including  the  Preambles,  and  any  other
document or exhibit incorporated herein by reference sets forth the entire understanding of the parties. It shall not be changed or terminated orally. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                                   XVI. NOTICE

                  Notices required under this Agreement shall be in writing sent by certified mail and facsimile to the representatives of the parties as follows:

                  Vermont Pure Springs, Inc.
                  Route 66
                  Randolph Center, VT 05061
                  Attn:  Timothy G. Fallon
                  Facsimile (802) 728-4814

With Copy to:
                  Kevin F. Berry, Esquire
                  Ledgewood Law Firm
                  1521 Locust Street
                  Philadelphia, PA 19102
                  Facsimile:  (215) 735-2513

To Seller:
                  Great Water Refreshment Services, Inc.
                  3545 John Glenn Boulevard
                  Syracuse, NY 13209
                  Att:  David G. Palmer
                  Facsimile: (315) 457-4504


With Copy to:

                  Lowell A. Seifter, Esquire
                  Green & Seifter
                  One Lincoln Center
                  Syracuse, NY 13202
                  Facsimile:  (315) 422-3549




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         IN WITNESS WHEREOF,  the parties hereto have executed this agreement as of the day, month and year first written above.


WITNESS:                                             VERMONT PURE SPRINGS, INC.

______________________                         By:_____________________________

                        Name:___________________________

                        Title:__________________________


                             GREATWATER REFRESHMENT
                                 SERVICES, INC.

WITNESS:
_______________________                          By:___________________________

                         Name:_________________________

                         Title:________________________


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                                    Exhibit A




                                  See Attached

                                    Exhibit B

                  A. Assumption of existing debt to customers for bottle and cooler deposits in the amount of $85,000.








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                                    Exhibit C

1.       1990 Ford Truck                             VIN #FDXR82AXLVA14418
2.       1993 Ford Van                               VIN #1FTFE24H7PHB81939
3.       1993 Ford Van                               VIN #1FTFE24H1PHB83279
4.       1994 International                          VIN #1HTSDPPN1RH566600
5.       1990 Isuzu                                  VIN #JALC5B1U6L300I523



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                                    Exhibit D

                              Non-Compete Agreement